Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below is an officer and/or a member of the Board of Directors of Revel AC, Inc. (“Revel AC”) or an officer of Revel AC, LLC (“Revel AC, LLC”), Revel Atlantic City, LLC (“Revel Atlantic City”), Revel Entertainment Group, LLC (“REG”) and/or NB Acquisition, LLC (“NB Acquisition” and, together with Revel AC, LLC, Revel Atlantic City and REG, the “Guarantors” and, each a “Guarantor”), and hereby severally constitutes and appoints Alan Greenstein, Theresa Glebocki and Mary Helen Medina, and each of them singly, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/a/ Kevin DeSanctis Kevin DeSanctis	Chief Executive Officer, President and Chairman of the Board of Revel AC and Chief Executive Officer and President of each Guarantor (Principal Executive Officer)	August 22, 2012

/s/ Alan Greenstein Alan Greenstein	Chief Financial Officer and Treasurer of Revel AC and each Guarantor (Principal Financial Officer)	August 22, 2012

/s/ Theresa Glebocki Theresa Glebocki	Vice President of Finance of Revel AC and each Guarantor (Principal Accounting Officer)	August 22, 2012

/s/ Michael Garrity Michael Garrity	Director of Revel AC	August 22, 2012

/s/ Thomas N. Auriemma Thomas N. Auriemma	Director of Revel AC	August 22, 2012

/s/ John A. Kraszenkewicz John A. Krasznekewicz	Director of Revel AC	August 22, 2012

/s/ Chan Suh Chan Suh	Director of Revel AC	August 22, 2012